Calculation of Filing Fee Tables
S-3
TWO HARBORS INVESTMENT CORP.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.01 per share	415(a)(6)	765,236		$ 7,438,094.00			S-3	333-268267	11/09/2022	$ 1,028.00
			Total Offering Amounts:				$ 7,438,094.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	No new shares are being registered hereby. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of common shares registered hereby shall include an indeterminate number of common shares that may be issued in connection with a share split, share dividend or similar event, for which no separate consideration will be paid. Pursuant to Rule 415(a)(6) under the Securities Act, 765,236 of the common shares registered hereunder are unsold securities previously registered on a registration statement on Form S-3ASR (File No. 333-234636) initially filed on November 12, 2019 and Form S-3ASR (File No. 333-268267) initially filed on November 9, 2022 (collectively, the "Prior Registration Statements"). Pursuant to Rule 415(a)(6) under the Securities Act, the $1,028 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. In accordance with Rule 415(a)(6) under the Securities Act, the offering of securities on the Prior Registration Statements will be deemed terminated as of the effective date of this registration statement. The common shares registered under the Prior Registration Statements were carried forward pursuant to Rule 415(a)(6) from the registration statement on Form S-3ASR (File No. 333-215177), Form S-3ASR (File No. 333-193004) and Form S-3 (File No. 333-171357), and the maximum aggregate offering price for the 765,236 common shares set forth therein was $7,438,094. Shares numbers set forth herein have been adjusted for a 1-for-2 reverse stock split on November 1, 2017 and a 1-for-4 reverse stock split on November 1, 2022.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A